Exhibit 99.1

VIASPACE Subsidiary Retains Korean Law Firm

Tuesday September 20, 9:20 am ET

Shin & Kim Provide Counsel to Direct Methanol Fuel Cell Corporation

PASADENA, Calif., Sept. 20 /PRNewswire-FirstCall/ — VIASPACE Inc. (OTC Bulletin Board: VSPC — News), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, announced today that its subsidiary company Direct Methanol Fuel Cell Corporation (DMFCC) has retained the Seoul-based law firm of Shin & Kim to assist the company with Korean business contracts. The announcement was made by Dr. Carl Kukkonen, CEO of VIASPACE and DMFCC.

DMFCC produces methanol fuel cartridges that provide the energy source for laptop computers and other portable electronic devices that will be powered by direct methanol fuel cells. DMFCC is pursuing cartridge manufacturing and sales agreements with Korean companies.

Fuel cells are expected to gain a substantial market share because they offer longer operating time as compared to current lithium ion batteries and may be instantaneously recharged by simply replacing the disposable fuel cartridge. Direct methanol fuel cells are being developed for these applications by companies such as Samsung and LG in Korea, and by Toshiba, NEC, Hitachi and Sanyo in Japan.

“Korea presents new partnership opportunities for Direct Methanol Fuel Cell Corporation, but Korea is a different business environment for us,” stated Dr. Kukkonen. “We are very happy to have Shin & Kim as part of our team. The firm has unique resources like Roger Chae, a Korean-American, who is a California attorney resident in Seoul, coupled with experienced Korean attorneys like Jae Woo Im. They have been crucial in our recent business negotiations.”

Founded in 1981, Shin & Kim has grown into one of the largest law firms in Korea representing US Fortune 500 companies and large Korean conglomerates. “We were very pleased that we could assist Direct Methanol Fuel Cell Corporation cement its relationship with Korean companies,” stated Roger Chae, a Senior Foreign Legal Counsel at Shin & Kim. “A US company desiring to engage in a commercial relationship with a Korean company not only involves legal issues but, more importantly, understanding the business customs of both countries and the personalities of both companies. What may work in the US may not work in Korea. In fact, what may be “normal” in the US may offend the Korean company. Korea has a long history with the US, and its companies are increasingly becoming global leaders in their fields — particularly in the high technology industry. US companies like Direct Methanol Fuel Cell Corporation also have sophisticated technologies. With the right interplay, companies in the United States and Korea can mutually benefit from each other and lead to stronger economic relationships between the two countries.”

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.

VIASPACE is a diversified technology company with unparalleled knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security & public safety, information & computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, contact Investor Relations at (888) 359-9558 or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

About Shin & Kim: “Top-Flight Firm” Chambers and Global

Shin & Kim was founded in 1981 and is a full-service law firm. With over 150 professionals, it is one of Korea largest law firms. Its professionals include over 110 Korean attorneys, 20 foreign attorneys, patent attorneys, certified public accountants and governmental and regulatory advisors. Shin & Kim is also the recipient of various international recognitions and awards. Its clients include numerous Fortune 500 companies and Korean conglomerates (chaebols). Additional information about Shin & Kim may be found on its website at www.shinkim.com.

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

VIASPACE Inc.

Dr. Carl Kukkonen, CEO